                                                                   EXHIBIT p(19)

                           SHAPIRO CAPITAL MANAGEMENT
                                 CODE OF ETHICS

The Code of Ethics and Insider Trading Policies and Procedures are designed to protect the public from abusive trading practices and to maintain ethical standards for access persons when dealing with the public. Management dictates that these principles be diligently implemented and monitored. The Code of Ethics imposes the following general obligations:

A. RESPONSIBILITY. It is the responsibility of all supervisory personnel to ensure that SCM conducts its business with the highest level of ethical standards and in keeping with its fiduciary duties to its clients.

B. DUTY TO CLIENTS. SCM has a duty to exercise its authority and responsibility for the benefit of its clients, to place the interests of its clients first, and to refrain from having outside interests that conflict with the interests of its clients. SCM must avoid any circumstances that might adversely affect or appear to affect its duty of complete loyalty to its clients.

C. PROHIBITED ACTS.

1.    Employing any device, scheme or artifice to defraud;


2.    Making any untrue statement of a material fact;


3. Omitting to state a material fact necessary in order to make a statement, in light of the circumstances under which it is made, not misleading;

4. Engaging in any fraudulent or deceitful act, practice or course of business; or,

5.    Engaging in any manipulative practices.

6. Fiduciary duties mandate suitable investment opportunities be presented first to the Fund, Adviser, or employer and should not be exercised even after full disclosure for personal benefit.

7. Front running, market manipulation and deceptive trading practices are abusive techniques prohibited by these procedures and may result, in fines, termination or legal action by third parties.

8. Access persons shall not engage in transactions that create a conflict of interest including but not limited to inappropriately making decisions on behalf of a Fund regarding securities or private placements personally owned by the access person.

D. CONFLICTS OF INTEREST. SCM has a duty to disclose potential and actual conflicts of interest to their clients. All IARs and solicitors have a duty to report potential and actual conflicts of interest to SCM. Gifts (other than de minimis gifts) should not be accepted from persons or entities doing business with SCM.

E. USE OF DISCLAIMERS. SCM shall not attempt to limit liability for willful conduct or gross negligence through the use of disclaimers. [BOOK GRAPHIC]

F. SUITABILITY. SCM shall only recommend those investments that are suitable for a client, based upon the client's particular situation and circumstances.

G. DUTY TO SUPERVISE. Advisers Act Section 203(e)(S) SCM is responsible for ensuring adequate supervision over the activities of all persons who act on its behalf. Specific duties include, but are not limited to:

1. Establishing procedures that could be reasonably expected to prevent and detect violations of the law by its advisory personnel;

2. Analyzing its operations and creating a system of controls to ensure compliance with applicable securities laws;

3. Ensuring that all advisory personnel fully understand SCM's policies and procedures; and,

4. Establishing a review system designed to provide reasonable assurance that SCM's policies and procedures are effective and are being followed.

H.    PERSONAL SECURITIES TRANSACTIONS. Advisers Act Rule 204-2

A. PURPOSE. The following procedures are designed to assist the Designated Supervisor in detecting and preventing abusive sales practices such as "scalping" or "front running" and to highlight potentially abusive "soft dollar" or brokerage arrangements.

B. RESPONSIBILITY. The Designated Supervisor shall maintain current and accurate records of personal securities transactions of its employees.

C.    RECORD KEEPING REQUIREMENTS

1. SCM will require INITIAL HOLDINGS REPORT of access persons no later than 10 days after becoming an access person. In addition, an ANNUAL HOLDINGS REPORT of access persons will be maintained. The reports will state the name of the broker-dealer and/or bank with whom the account was established. The annual report must state number of shares and principal amount of all securities owned by the employee and any account maintains with a broker-dealer and/or bank.

2. SCM will require personal securities transactions reports of employees including all brokerage transactions. In addition, Pre-clearance is required on personal securities transactions INCLUDING BUT NOT LIMITED TO IPO'S AND PRIVATE PLACEMENTS.

3.    EXCEPTIONS. Exceptions to the record keeping requirements are as follows:

            (a) Transactions effected in any account over which neither SCM nor its IARs have any direct or indirect influence or control; and,

            (b) Transactions that are direct obligations of the United States government.

D. OTHER CONSIDERATIONS [Book Graphic]

1.    Notification of Reporting Obligation - Annual Certification

      SCM will be responsible for notifying all access persons about their duty to inform Compliance when they are establishing a brokerage account, so that SCM may request duplicate confirmations and statements. Once informed of the duty, an access person has a continuing obligation to provide such information to SCM in a timely manner. Information compiled in SCM files is available for SEC inspection or other regulatory authorities at any time.

      Annually, SCM will prepare a written report for the Mutual Funds Boards that:

            - Describes any issues that have arisen under this Code of Ethics or its procedures since the latest report, including information about material Code of Ethics or procedure violations and sanctions imposed in response to those violations; and

            - Certifies to the Boards that the adopted Code of Ethics and its procedures provide reasonably necessary measures to prevent investment personnel from violating the Code and applicable procedures.

2. ACKNOWLEDGEMENT. SCM requires that all IARs to acknowledge in writing that they have reviewed and understand SCM's policy on personal securities transactions.

INSIDER TRADING Advisers Act Section 204A [Book Graphic]

A. SUPERVISORY RESPONSIBILITY. The Designated Supervisor shall be responsible for implementing, monitoring and enforcing SCM's policies and procedures against insider trading.

B. SECTION 204A, OF THE ADVISER ACT. Section 204A requires all investment advisers to establish, maintain and enforce written procedures designed to prevent the misuse of material, non-public information in violation of the Securities and Exchange Act of 1934. This conduct is frequently referred to as "insider trading."

C.   DEFINITIONS

1. INSIDER. The term "insider" is broadly defined. It includes officers, directors and employees of SCM. In addition, a person can be a "temporary insider" if they enter into a special confidential relationship in the conduct of a company's affairs and, as a result, are given access to information solely for SCM's purposes. A temporary insider can include, among others, SCM's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, SCM may become a temporary insider of a client it advises or for which it performs other services. If a client expects SCM to keep the disclosed non-public information confidential and the relationship implies such a duty, then SCM will be considered an insider.

2. INSIDER TRADING. The term "insider trading" is not defined in federal securities laws, but generally is used to refer to the effecting of securities transactions while in possession of material, non-public information (whether or not one is an "insider") or to the communication of material, non-public information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

            (a) Trading by an insider while in possession of material non-public information;

            (b) Trading by a non-insider (also called a "temporary insider") while in possession of material non-public information, where the information was either disclosed to the non-insider in violation of an insider's duty to keep the information confidential or was misappropriated; and,

            (c)   Communicating material non-public information to others.

3. MATERIAL INFORMATION. The term "material information" is generally defined as information that a reasonable investor would most likely consider important in making their investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities, regardless of whether the information is related directly to their business. Material information includes, but is not limited to: dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; major litigation; liquidation problems; and, extraordinary management developments.

4. NON-PUBLIC INFORMATION. Information is non-public until it has been effectively communicated to the marketplace. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public information.

D.    SCM'S POLICY ON INSIDER TRADING


            All officers, directors, employees and IARs are prohibited from trading either personally or on behalf of others, on material non-public information or communicating material non-public information to others in violation of Section 204A. The Agreement to Abide by the Written Policy of SCM on Insider Trading must be read and signed by every officer, director, IAR and employee. Covered persons should be informed that they should direct any questions regarding SCM's policy on insider trading to the Designated Supervisor.

ATTACHMENT 2
                                 CODE OF ETHICS

The Code of Ethics and Insider Trading Policies and Procedures are designed to protect the public from abusive trading practices and to maintain ethical standards for access persons when dealing with the public. Management dictates that these principles be diligently implemented and monitored. The Code of Ethics imposes the following general obligations:

A. RESPONSIBILITY. It is the responsibility of all supervisory personnel to ensure that SCM conducts its business with the highest level of ethical standards and in keeping with its fiduciary duties to its clients.

B. DUTY TO CLIENTS. SCM has a duty to exercise its authority and responsibility for the benefit of its clients, to place the interests of its clients first, and to refrain from having outside interests that conflict with the interests of its clients. SCM must avoid any circumstances that might adversely affect or appear to affect its duty of complete loyalty to its clients.

C.    PROHIBITED ACTS.

1.    Employing any device, scheme or artifice to defraud;

2.    Making any untrue statement of a material fact;

3. Omitting to state a material fact necessary in order to make a statement, in light of the circumstances under which it is made, not misleading;

4. Engaging in any fraudulent or deceitful act, practice or course of business; or,

5.    Engaging in any manipulative practices.

6. Fiduciary duties mandate suitable investment opportunities be presented first to the Fund, Adviser, or employer and should not be exercised even after full disclosure for personal benefit.

7. Front running, market manipulation and deceptive trading practices are abusive techniques prohibited by these procedures and may result, in fines, termination or legal action by third parties.

8. Access persons shall not engage in transactions that create a conflict of interest including but not limited to inappropriately making decisions on behalf of a Fund regarding securities or private placements personally owned by the access person.

D. CONFLICTS OF INTEREST. SCM has a duty to disclose potential and actual conflicts of interest to their clients. All IARs and solicitors have a duty to report potential and actual conflicts of interest to SCM. Gifts (other than de minimis gifts) should not be accepted from persons or entities doing business with SCM.

E. USE OF DISCLAIMERS. SCM shall not attempt to limit liability for willful conduct or gross negligence through the use of disclaimers. [open book graphic]

F. SUITABILITY. SCM shall only recommend those investments that are suitable for a client, based upon the client's particular situation and circumstances.

G. DUTY TO SUPERVISE. Advisers Act Section 203(e)(5) SCM is responsible for ensuring adequate supervision over the activities of all persons who act on its behalf. Specific duties include, but are not limited to:

1. Establishing procedures that could be reasonably expected to prevent and detect violations of the law by its advisory personnel;

2. Analyzing its operations and creating a system of controls to ensure compliance with applicable securities laws;

3. Ensuring that all advisory personnel fully understand SCM's policies and procedures; and,

4. Establishing a review system designed to provide reasonable assurance that SCM's policies and procedures are effective and are being followed.

H.    PERSONAL SECURITIES TRANSACTIONS. Advisers Act Rule 204-2

A. PURPOSE. The following procedures are designed to assist the Designated Supervisor in detecting and preventing abusive sales practices such as "scalping" or "front running" and to highlight potentially abusive "soft dollar" or brokerage arrangements.

B. RESPONSIBILITY. The Designated Supervisor shall maintain current and accurate records of personal securities transactions of its employees.

C.    RECORD KEEPING REQUIREMENTS

1. SCM will require INITIAL HOLDINGS REPORT of access persons no later than 10 days after becoming an access person. In addition, an ANNUAL HOLDINGS REPORT of access persons will be maintained. The reports will state the name of the broker-dealer and/or bank with whom the account was established. The annual report must state number of shares and principal amount of all securities owned by the employee and any account maintains with a broker-dealer and/or bank.

2. SCM will require personal securities transactions reports of employees including all brokerage transactions. In addition, Pre-clearance is required on personal securities transactions INCLUDING BUT NOT LIMITED TO IPO'S AND PRIVATE PLACEMENTS.

3.    EXCEPTIONS. Exceptions to the record keeping requirements are as follows:

            (a) Transactions effected in any account over which neither SCM nor its IARs have any direct or indirect influence or control; and,

            (b) Transactions that are direct obligations of the United States government.

D. OTHER CONSIDERATIONS [open book graphic]

1.    Notification of Reporting Obligation - Annual Certification

                        SCM will be responsible for notifying all access persons about their duty to inform Compliance when they are establishing a brokerage account, so that SCM may request duplicate confirmations and statements. Once informed of the duty, an access person has a continuing obligation to provide such information to SCM in a timely manner. Information compiled in SCM files is available for SEC inspection or other regulatory authorities at any time.

Annually, SCM will prepare a written report for the Mutual Funds Boards that:

- Describes any issues that have arisen under this Code of Ethics or its procedures since the latest report, including information about material Code of Ethics or procedure violations and sanctions imposed in response to those violations; and

- Certifies to the Boards that the adopted Code of Ethics and its procedures provide reasonably necessary measures to prevent investment personnel from violating the Code and applicable procedures.

2. ACKNOWLEDGEMENT. SCM requires that all IARs to acknowledge in writing that they have reviewed and understand SCM's policy on personal securities transactions.